UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 2, 2011

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street – Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Russell Huffer as Chief Executive Officer, President and Director

In connection with the appointment of the new Chief Executive Officer of Apogee Enterprises, Inc. (the “Company”) described below, on August 22, 2011, Russell Huffer will retire from the positions of Chief Executive Officer and President of the Company. In addition, on August 22, 2011, Mr. Huffer will retire from the Company’s Board of Directors (the “Board”). Information regarding the Company’s separation compensation arrangements with Mr. Huffer was provided in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 6, 2011.

(c) Appointment of Joseph F. Puishys as Chief Executive Officer; Compensation Arrangements with Mr. Puishys

On August 2, 2011, the Board elected Joseph F. Puishys to succeed Mr. Huffer as the Company’s Chief Executive Officer, effective as of August 22, 2011 (the “Commencement Date”), subject to the Company and Mr. Puishys entering into an employment agreement.

Mr. Puishys, age 53, has served in various roles at Honeywell International, Inc. (“Honeywell”), a manufacturer of aerospace and automotive products; control technologies for buildings, homes and industry; power generation systems; specialty chemicals; fibers; plastics; electronic and advanced materials, since 1979. Since 2008, Mr. Puishys served as President of Honeywell Environmental and Combustion Controls, a business within Honeywell’s Automation and Control Solutions (“ASC”) group that provides integrated product solutions in heating, ventilation, cooling and refrigeration, air purification, zoning, humidification, air conditioning, water controls and processes, electrical devices and systems, lighting control, buildings and industrial controls, switches, sensors and controllers. From December 2004 through 2008, Mr. Puishys served as President of Honeywell Building Solutions, a segment of the ACS business group and a global leader in the installation and service of integrated building solutions, including heating, ventilation, air conditioning, fire and security. Prior to joining ACS, Mr. Puishys was President of Bendix Friction Materials in Honeywell’s Transportation Systems business from 2002 to 2004. Before leading Bendix Friction Materials, Mr. Puishys served in a variety of positions in Honeywell’s Transportation Systems business and served in numerous executive and financial positions across Honeywell’s businesses. Mr. Puishys does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, nor has Mr. Puishys had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

On August 5, 2011, Mr. Puishys and the Company entered into an Employment Agreement, to be effective as of the Commencement Date (the “Employment Agreement”), setting forth the terms pursuant to which Mr. Puishys will serve as the Company’s Chief Executive Officer. The Employment Agreement has a three-year term ending on August 22, 2014 (the “Term”). Pursuant to the Employment Agreement, Mr. Puishys is entitled to:

•	base salary, initially in the amount of $600,000 per year;

•	the Signing Bonus described below;

•

participate in the Company’s annual incentive plan beginning in fiscal 2013 (i.e., the fiscal year commencing on March 4, 2012), pursuant to which Mr. Puishys’s target incentive bonus shall be an amount equal to 100% of his annual base salary for that fiscal year;

•	participate in the health, welfare and pension benefit programs offered generally by the Company to its executive officers, and up to 20 days of paid vacation per calendar year;

•

shares of time-based restricted stock of the Company that vest in equal annual increments over a three-year period, to be awarded with respect to fiscal 2013, the target value of which shall be $400,000 and the actual award of which could be between 100% and 160% of the target award value, depending on achievement of certain business objectives for fiscal 2012;

•

performance share units to be awarded with respect to the 2013-2015 fiscal year performance cycle, the target value of which shall be $600,000 and the actual value of the shares to be awarded pursuant to which could be between 0% and 200% of the target award value, depending on the achievement of certain business objectives over the three-year period; and

•	reimbursement of up to $25,000 for legal counsel and other adviser fees incurred by Mr. Puishys in connection with the negotiation and execution of the Employment Agreement.

In connection with Mr. Puishys’s commencement of employment with the Company, and to replace forfeited compensation earned by Mr. Puishys at his previous employer, the Employment Agreement provides that Mr. Puishys shall receive the following (collectively, the “Signing Bonus”):

•	a cash bonus in the amount of $500,000, which shall be payable to Mr. Puishys following the end of fiscal 2012 in accordance with the terms of the Employment Agreement;

•	shares of time-based restricted stock of the Company valued at $1,300,000, which will vest in equal annual increments over a five-year period;

•	options to purchase shares of the Company’s stock valued (using a Black-Scholes valuation) at $1,300,000, which will vest in equal annual increments over a three-year period; and

•	unrestricted shares of the Company’s common stock valued at $500,000.

The equity grant components of the Signing Bonus, which will be granted as of the Commencement Date, are being made as “inducement grants” pursuant to NASDAQ Stock Market Listing Rule 5635(c)(4) such that the shares of the Company’s common stock issuable pursuant to such grants shall not be deducted from shares authorized under the Company’s 2009 Stock Incentive Plan previously approved by the Company’s shareholders. Copies of the restricted stock and option award agreements to be executed in connection with the equity granted as part of the Signing Bonus are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

The Employment Agreement provides that, if Mr. Puishys’s employment is terminated during the Term by the Company without “Cause” (as defined in the Employment Agreement) or by him for “Good Reason” (as defined in the Employment Agreement), and Mr. Puishys executes a written release substantially in the form attached as an exhibit to the Employment Agreement, Mr. Puishys shall be entitled to:

•

severance equal in amount to three, two or one times the sum of Mr. Puishys’s annual base salary plus target annual bonus if the termination occurs prior to the first, second or fifth anniversary of the Commencement Date, respectively;

•	a lump sum payment equal to an amount equivalent to the cost of insurance premiums sufficient to pay for the continuation of medical and dental insurance for the applicable severance period;

•	automatic acceleration of any unvested Signing Bonus equity awards; and

•	any previously earned but unpaid amounts to which he was entitled as of the date of termination.

The Employment Agreement further provides that, if Mr. Puishys’s employment is terminated during the Term because Mr. Puishys dies or becomes “Totally Disabled” (as defined in the Employment Agreement), Mr. Puishys or his spouse or estate, as the case may be, shall be entitled to:

•	any amounts due to Mr. Puishys for base salary through the date of termination; and

•

any other unpaid amounts to which Mr. Puishys is entitled as of the date of termination, including any amounts that Mr. Puishys is entitled to under any benefit plan of the Company in accordance with the terms of such plan.

Mr. Puishys will enter into a Change in Control Severance Agreement (“CIC Agreement”) with the Company, effective as of the Commencement Date, consistent with the form of agreement described in, and attached to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2011. The multiplier to be used for determining Mr. Puishys’s severance payments pursuant to the CIC Agreement is two, and the number of months for which the medical and dental insurance coverage will be provided and the noncompetition obligations will be in effect for Mr. Puishys pursuant to the CIC Agreement is 24 months.

The Employment Agreement provides that it shall supersede and replace in their entirety any and all other policies and agreements to which Mr. Puishys and the Company are a party that provide severance or continuation of income payments to Mr. Puishys or his family following his termination of employment with the Company, except the CIC Agreement. The Employment Agreement shall be superseded and replaced in its entirety by the CIC Agreement on the “Effective Date” (as defined in the CIC Agreement) or upon the termination, prior to the Effective Date, of Mr. Puishys’s employment by (1) the Company without Cause or (2) Mr. Puishys for Good Reason, where the effect of such termination is to entitle Mr. Puishys to receive the benefits described in Sections 4 and 5 of the CIC Agreement as a result of the occurrence of an event or circumstance described in Section 2(b)(iii) of the CIC Agreement.

The Employment Agreement prohibits Mr. Puishys from engaging in any business activities that are competitive with any of the businesses conducted by the Company or its affiliates during his employment with the Company and for a period of two years after termination of his employment. In addition, pursuant to the Employment Agreement, for a period of two years after termination of his employment, Mr. Puishys shall not: (1) hire or attempt to hire any employee of the Company or any of its affiliates, attempt to influence any such person to terminate employment with the Company or its affiliate or induce or attempt to induce any employee of the Company or its affiliate to work for, render services to, provide advice to, or supply confidential business information or trade secrets of the Company or its affiliates to any third person, firm or corporation or (2) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company or any its affiliates to cease or reduce doing business with the Company or its affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Company or its affiliate.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) Election of Joseph F. Puishys as a Director

On August 2, 2011, the Board elected Joseph F. Puishys to serve as a member of the Company’s Board, effective as of August 22, 2011. Mr. Puishys will receive no additional compensation for his service as a director. Other than as described above, there are no arrangements or understandings between Mr. Puishys and any other persons pursuant to which Mr. Puishys was selected as a director of the Company.

Item 7.01	Regulation FD Disclosure.

A press release, dated August 8, 2011, announcing the change in the Company’s Chief Executive Officer described above is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement between Apogee Enterprises, Inc. and Joseph F. Puishys, made and entered into as of August 5, 2011, to be effective as of August 22, 2011.*

10.2	Form of Restricted Stock Agreement to be entered into by Apogee Enterprises, Inc. and Joseph F. Puishys on August 22, 2011.*

10.3	Form of Option Agreement to be entered into by Apogee Enterprises, Inc. and Joseph F. Puishys on August 22, 2011.*

99.1	Press Release issued by Apogee Enterprises, Inc. dated August 8, 2011.*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ James S. Porter
James S. Porter Chief Financial Officer

Date: August 8, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between Apogee Enterprises, Inc. and Joseph F. Puishys, made and entered into as of August 5, 2011, to be effective as of August 22, 2011.*

10.2	Form of Restricted Stock Agreement to be entered into by Apogee Enterprises, Inc. and Joseph F. Puishys on August 22, 2011.*

10.3	Form of Option Agreement to be entered into by Apogee Enterprises, Inc. and Joseph F. Puishys on August 22, 2011.*

99.1	Press Release issued by Apogee Enterprises, Inc. dated August 8, 2011.*

*	Filed herewith